UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): May 17, 2012 (May 14, 2012)

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Additional Basis for Delisting

On May 14, 2012, ChinaCast Education Corporation (the “Company”) received a notification from the staff of The NASDAQ Stock Market LLC (the “NASDAQ Staff”) that the NASDAQ Staff has determined that the Company’s failure to file when due its Form 10-Q for the quarterly period ended March 31, 2012, as required by NASDAQ Listing Rule 5250(c), serves as an additional basis for delisting the Company’s securities from NASDAQ.

As disclosed in prior public filings, the NASDAQ Staff had made a determination on May 2, 2012, to delist the Company’s securities pursuant to discretionary authority under NASDAQ Listing Rule 5101 and in connection with the Company’s failure to file its Form 10-K for the year ended December 31, 2011, as required by NASDAQ Listing Rule 5250(c). The Company has requested a hearing with the NASDAQ Hearings Panel to appeal this delisting determination, which is scheduled for June 28, 2012, as previously disclosed. The NASDAQ Staff has notified the Company that the NASDAQ Hearings Panel will consider the Company’s failure to file its Form 10-Q for the quarterly period ended March 31, 2012 (in addition to other matters previously disclosed) in rendering a determination regarding the Company’s continued listing.

A copy of the press release announcing the NASDAQ Staff’s determination of additional basis for delisting is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stay of Delisting Determination

The information set forth in Item 8.01 below is incorporated by reference into this Item 3.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Mr. David Xiaoying Gao resigned from the Company’s Board of Directors, effective May 11, 2012. Mr. Gao informed the Company that he was resigning because he had accepted an appointment as the chief executive officer of China Biologic Products, Inc. and wanted to avoid any possible resulting conflicts of interest.

Mr. Gao was a member of the Board’s compensation committee at the time of his resignation. On May 17, 2012, the Board appointed director Daniel Tseung Kar Keung as Mr. Gao’s replacement on the compensation committee.

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Item 8.01. Other Matters.

Further to the Company’s Form 8-K filed May 14, 2012, on May 16, 2012, the NASDAQ Hearings Panel granted the Company’s request to stay the impact of the NASDAQ Staff’s delisting determination pending the Company’s hearing on the matter, scheduled for June 28, 2012. As a result, the NASDAQ’s current trading halt, which precludes all trading in the Company’s shares of common stock, will remain in effect pending the delisting hearing and a final decision by the NASDAQ Hearings Panel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated May 17, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012

ChinaCast Education Corporation

By:	/s/ Doug Woodrum
Doug Woodrum Chief Financial Officer

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